UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2010

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 S. Saunders Road, Suite 150 Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 444-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders

On September 14, 2010, the holders of convertible participating preferred stock of Solo Cup Investment Corporation appointed Jeffrey M. Greene to fill a vacancy on the Board of Directors of Solo Cup Company. Vestar Capital Partners owns over 99.9% of the convertible participating preferred stock through three affiliated entities. The holders of convertible participating preferred stock are entitled to elect six of the eleven board members of Solo Cup Company in accordance with the transition agreement, dated as of December 14, 2006, among Solo Cup Company, Solo Cup Investment Corporation, SCC Holding Company LLC and various affiliates of Vestar Capital Partners, and the shareholders’ agreement, dated as of February 27, 2004, as amended, among the aforementioned parties to the transition agreement and the two individuals who hold shares of convertible participating preferred stock.

A copy of the press release announcing the appointment of Mr. Greene to the Board of Directors of Solo Cup Company is attached to this current report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated September 14, 2010, of Solo Cup Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer

Date: September 14, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated September 14, 2010, of Solo Cup Company